UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 26, 2014
QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

DE	33-0933072
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
(949) 399-4500 (Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On February 26, 2014, Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) filed a Certificate of Retirement of Stock (“Certificate of Retirement”) with the Delaware Secretary of State to eliminate from its Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), all references to the Company’s Series B common stock (the “Series B Stock”).
Effective December 31, 2013, General Motors Holdings, LLC (“GM Holdings”), the only holder of the Company’s issued and outstanding Series B Stock, exchanged all of its 12,499 shares of Series B Common Stock for 12,499 shares of the Company’s common stock, $0.02 par value per share. The exchange was pursuant to the automatic conversion provision contained in Article 5.3 of the Company’s Certificate of Incorporation, which the parties agreed was triggered when the Series B Stock was transferred by General Motors Corporation (“GM Corp”) to GM Holdings in connection with GM Corp’s bankruptcy proceedings. As a result of such exchange, there are no longer any issued and outstanding shares of the Company’s Series B Stock and, pursuant to Article 5.3 of the Company’s Certificate of Incorporation, the Company is prohibited from reissuing the Series B Stock so retired.
A copy of the Certificate of Retirement, which became effective on February 26, 2014, is attached hereto as Exhibit 3.1, and incorporated herein by reference.
Pursuant to Section 243 of the Delaware General Corporation Law, once the Certificate of Retirement became effective, it had the effect of amending the Company’s Certificate of Incorporation so as to eliminate therefrom all references to the Series B Stock.

Item 9.01 – Financial Statements and Exhibits
Exhibit No.        Description
3.1            Certificate of Retirement of Stock dated February 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

February 28, 2014	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Retirement of Stock dated February 26, 2014.